Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-74704, 333-84548 and 333-82350) and Form S-8 (Nos. 333-69318, 333-71504, 333-76042, 333-82348 and 333-112345) of Regent Communications, Inc. of our report dated March 15, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
March 15, 2005